UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2010

SHELTER PROPERTIES V LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

South Carolina	0-11574	57-0721855
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Shelter Properties V Limited Partnership, a South Carolina limited partnership (the “Registrant”), owns a 99.99% interest in New Shelter V Limited Partnership, a Delaware limited partnership (the “Partnership” or “Seller”), which owns Tar River Estates Apartments (“Tar River”), a 220-unit apartment complex located in Greenville, North Carolina.  As previously disclosed, on February 9, 2010 (the “Effective Date”), the Partnership and one other partnership that owns a 146-unit apartment complex (together the “Selling Partnerships” or “Sellers”) entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Goldoller Greenville, I, LLC, a Delaware limited liability company (the “Purchaser”), to sell the two apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser. The other Selling Partnership is affiliated with the Corporate General Partner of the Registrant.

As previously disclosed, on February 24, 2010, the Sellers and the Purchaser entered into a First Amendment to the Purchase and Sale Contract pursuant to which the loan assumption application submittal deadline was extended from February 24, 2010 to March 3, 2010.

On March 26, 2010, the Sellers and the Purchaser entered into a Second Amendment to the Purchase and Sale Contract (the “Second Amendment”) pursuant to which the purchase price was reduced from $12,000,000 to $11,700,000 and the portion of the purchase price to be allocated to Tar River was reduced from $7,000,000 to $6,900,000. In addition, the extension options of the Purchase Agreement were modified to allow the Purchaser the right to extend the closing to May 26, 2010 by delivering written notice to the Sellers no later than April 21, 2010 and an additional deposit of $50,000 to the escrow agent within two business days of the written notice.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10(ii)(p)   Second Amendment to the Purchase and Sale Contract between New Shelter V Limited Partnership, a Delaware limited partnership and Goldoller Greenville, I, LLC, a Delaware limited liability company, dated March 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTER PROPERTIES V LIMITED PARTNERSHIP

By:  Shelter Realty V Corporation

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: March 29, 2010